     excess of market rates) for leases which comply with the provisions of
     Article 20, and costs associated with such indebtedness,

                    (A)  which does not exceed $5 million in the aggregate;

                    (B) the proceeds of which are not distributed to the Beneficiary or any General Partner except as reimbursement for monies expended by the Beneficiary or such General Partner to fund such tenant improvements or leasing costs; and

                    (C) the terms of which shall require that such indebtedness be repaid from excess Cash Flow prior to any distributions to the Beneficiary or any General Partner (other than for income taxes) and prior to the payment of any interest on or principal of indebtedness incurred under Section 19.2(v).

Notwithstanding that Beneficiary is permitted to incur, create or assume the foregoing indebtedness without the consent of the Mortgagee, in connection with any indebtedness of the kind or nature described in clause (v) or (vi) above, Beneficiary shall, no less than ten Business Days prior to the date Beneficiary proposes to incur, create or assume any of such indebtedness, deliver to the Mortgagee (A) an Officer's Certificate certifying to the Mortgagee the obligee of such indebtedness, whether or not such obligee is an Affiliate, the use of the proceeds of such indebtedness, and such other information as may be reasonably necessary, and in sufficient detail, for Mortgagee to determine that such indebtedness is of the kind or nature described in clause (v) or (vi) above and that the conditions stated in the applicable clause have been or will be satisfied, (B) true, correct and complete copies of the instrument or instruments evidencing and securing such indebtedness and (C) the instruments executed by the obligee of such indebtedness satisfying the requirements of clause (vi) of Exhibit C, attached hereto.

          19.3. SUBORDINATE MORTGAGES. (a) The Beneficiary shall not (i) create or permit the creation of any lien on the Property (or any part thereof) by a mortgage, deed of trust or other security instrument or (ii) grant any assignment (collateral or otherwise) of its beneficial interest under the Land Trust for the purpose of securing any indebtedness, including any reimbursement obligation of the Beneficiary in respect of a Credit Facility delivered hereunder, except for indebtedness described in Sections 19.2(v) or (vi). Any such permissible Subordinate Mortgage must include provisions substantially in the form of the provisions set forth in Exhibit C (modified as appropriate to apply to such obligation) and shall provide that the subordinate mortgagee will take no action to terminate any Lease.

          (b) No financing permitted under Section 19.2 (vi) shall bear interest payable at a floating rate unless such indebtedness also provides that such rate cannot exceed a fixed maximum rate of eighteen percent (18%) or unless arrangements shall have been made, by interest rate swap with a counterpart having the following long term unsecured debt ratings: (i) not lower than AA by D&P and (ii) not lower than Aa by Moody's (or the then equivalent rating by such agencies) or otherwise, such that the effective interest rate to the Beneficiary cannot exceed such fixed maximum rate. An interest rate swap will satisfy the foregoing sentence only if in a form which complies with the then current edition of the Code of Standard Wording, Assumptions and Provisions for Swaps of the International Swap Dealers Association, Inc. with such additional or different provisions as shall be required in order to satisfy the Rating Tests and if counsel to the swap counterparty has delivered an opinion to the Mortgagee that the swap is legal, valid, binding and enforceable in accordance with its terms, subject to such exceptions as are reasonably customary and appropriate, in the judgment of such counsel, under the circumstances.

          19.4. NOTICE. Not less than five Business Days prior to the closing of any transaction subject to the provisions of Article 19, the

Beneficiary shall deliver to the Mortgagee an Officers' Certificate describing the proposed transaction and stating that such transaction is permitted by this
Article 19, together with any documents upon which such Officers' Certificate is based, including all existing and proposed contracts, conveyancing instruments, evidences of indebtedness and security documents. In addition, the Beneficiary shall provide the Mortgagee with copies of executed deeds, assignments of partnership interests in the Beneficiary, mortgages or other similar closing documents within ten days after such closing.

          20.  PERFORMANCE OF LEASES; APPLICATION OF RENTS.
               -------------------------------------------

(a) The Beneficiary shall timely perform and observe or cause to be performed or observed all the material terms, covenants and conditions required to be performed and observed by the Mortgagor under the Leases, such that there will be no material and adverse impairment of the value of the Property or the Mortgagee's interest under this Mortgage. The Beneficiary will promptly deliver to the Mortgagee a copy of any notice from any Tenant under any Lease claiming that the lessor is materially in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the lessor.

          (b) The Beneficiary shall, or shall cause the Manager to, manage and operate the Premises in a reasonably prudent manner and shall not enter into any Lease after the date hereof which would, evaluated alone or in conjunction with any then existing Leases, result in any material impairment of the fair market value, as of the date such Lease is executed by the Mortgagor, of the Property. The Beneficiary shall not enter and shall not direct the Mortgagor to enter into any Lease or any material modification of an existing Lease (such a modification a "Material Modification") unless such Lease or Material Modification is in compliance with the provisions of this
Article 20 and the other applicable provisions of this Mortgage, if any in which case Beneficiary shall have the right to enter into such Lease or Material Modification or cause such Lease or Material Modification to be executed on its behalf. Within ten (10) Business Days following execution thereof, the Beneficiary shall deliver to the Mortgagee a certified copy of each Lease of 5,000 rentable square feet or more or a Material Modification thereof and, within ten (10) Business Days following a written request by the Mortgagee, a copy of any other Lease or Material Modification entered into by the Beneficiary. All Leases delivered in connection with the preceding sentence shall be accompanied by an Officers' Certificate stating that such Lease or Material Modification was entered into in compliance with the provisions of this Mortgage. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula to compute such rent, is not provided for in such Lease, such a renewal or extension a "Renewal Lease") and each Material Modification shall (i) provide for rent and all other material items thereunder to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the tenant), as of the date such Lease is executed by the Mortgagor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, (ii) be negotiated at arm's length, (iii) not grant the Tenant an ownership interest in the Beneficiary or the Property and (iv) either be on the Beneficiary's standard form lease with such changes as the Beneficiary shall make in the ordinary course of its business or on the form lease customarily used by such Tenant with such changes thereto as shall be made in the ordinary course of business.

          (c) Notwithstanding anything to the contrary in Section 20(b) and 20(d), the Beneficiary may not enter into any new Anchor Lease or any material modification of an existing Anchor Lease or terminate any Anchor Lease unless the Beneficiary shall, at least twenty-one (21) days prior to entering into such new Anchor Lease, modification or termination, distribute a copy thereof to the Mortgagee. If, on or before the twenty-first (21st) day after the proposed Anchor Lease, modification or termination is so delivered to the Mortgagee, Mortgagee advises the Beneficiary in writing that the proposed Anchor Lease, modification or termination would, in Mortgagee's sole reasonable judgment, have a material adverse effect on the value, use or operation of the Property or on the likelihood of repayment of the Notes, then the Beneficiary shall not enter into such proposed Anchor Lease, modification or termination.

          (d) (i) The Beneficiary may direct Mortgagor to terminate or permit the termination of any Lease of space or accept surrender of all or any portion of the space demised under the Lease or acquire any Lease or reduce the rentals reserved under or shorten the term of any Lease so long as such action(taking into account the planned alternative uses of the space) does not, when taken together with all terminations, surrenders and reductions
(net of the effect of new Leases) during the preceding twelve-month period, materially and adversely affect the value of the Property or the likelihood of repayment of the Notes (it being agreed that termination of the Lease of a Tenant which is in default in the payment of rent or performance of any other material obligation, after any applicable notices and cure periods, shall be considered for the benefit of the Property) and the Beneficiary shall promptly deliver an Officer's Certificate to the Mortgagee stating that such termination was entered into compliance with this Mortgage.

               (ii) The provisions of this clause (d) shall not apply to Anchor Leases as to which the terms of clause (c) above shall be controlling.

          (e) The Beneficiary shall not direct the Mortgagor to enter into any lease with an Affiliate of the Beneficiary or any of the Principals, unless (a) the space is for the use and occupancy of one or more of such Affiliates, and (b) the material terms of such Lease comply with the requirements set forth in Section 20(b) hereof; provided, however, that a reasonable amount of office space not in excess of 5,000 net leasable square feet can be provided to the Manager for the purpose of management of the Property at less than fair market rental or at no rental, at the Beneficiary's discretion. The Beneficiary shall have the right, subject to the provisions of this Mortgage, to direct the Mortgagor to acquire Leases by way of assignment, surrender, acquisition or further sublease. The Beneficiary shall not modify the Management Agreement in any respect which would have a materially adverse effect on the operation of, or the Cash Flow generated by, or the value of, the Premises without the prior approval of the Mortgagee.

          (f) The Beneficiary shall not receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and a security deposit may be required thereunder (provided that such deposits are maintained in accordance with applicable law and in accordance with Article 53 hereof), and (ii) the Beneficiary may receive and collect escalation, percentage rent and other charges in accordance with the terms of each Lease.

          (g) Subject to the terms of any non-disturbance and attornment agreement which the Mortgagee may provide to any Tenant pursuant to this Mortgage, and notwithstanding Section 20(b)(iv) to the contrary, the Beneficiary shall not and shall not direct the Mortgagor to enter into any Lease after the date hereof that does not contain terms substantially to the effect as follows:

          This Lease and all rights of Tenant hereunder are subject and subordinate to any first mortgage or first mortgages, blanket or otherwise, which do now or may hereafter affect the real property of which the Premises form a part and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such first mortgage or mortgages or to confirm or evidence such subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such first mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do by such purchaser, and to recognize such purchaser as the Landlord under this Lease, provided that the liability of the holder of such first mortgage or of such purchaser under this Lease (a) shall exist only with respect to the period such holder or purchaser shall own title to the Building and shall not survive the transfer of such title, and (b) shall be limited to the interest of such holder or purchaser in the Building and such holder or purchaser shall not be personally liable for any obligations of Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder of such first mortgage or of such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment and limitation of liability. Tenant hereby irrevocably appoints Landlord and the holder of such mortgage, or either of them, the attorney-in-fact of Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed.

          Tenant and Landlord further agree that if so requested by the holder of any such first mortgage, this Lease shall be made superior to any such first mortgage and that they will execute such documents as may be required by such holder to effect the superiority of this Lease to first mortgage. Tenant and Landlord further agree that this Lease shall not be subordinate to any liens junior to any first mortgage or mortgages (hereinafter called a "Junior Mortgage"), it being further understood that in the event any first mortgage or mortgages become subordinate to any other mortgage or mortgages which constitute a first lien on the Property, then from and after the date of subordination, this Lease and all rights of Tenant hereunder are and shall be superior to any such Junior Mortgage.

          In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the then holder of the first mortgage lien on the Center or the Building (whose name and address Landlord agrees will be furnished to Tenant in each instance upon Tenant's written request) and until such holder shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy such act or omission.

          (h) Upon receipt by the Mortgagee of a written request from the Beneficiary therefor, the Mortgagee shall execute and deliver to the Tenant under any Lease, provided that such Tenant or its parent company is a national tenant or the parent of a national chain of tenants (that is a national chain (excluding franchises) of 100 or more stores) made in accordance with the provisions of this Article 20, a non-disturbance and attornment agreement in Mortgagee's customary form for the Premises (provided that such non-disturbance and attornment agreement shall expressly negate the obligation of Mortgagee to make capital advances under such Lease for tenant inducements but shall give the right to the tenant to terminate the lease if such tenant inducements are not paid) if required by such Lease and specified in such request, provided that such request is accompanied by (A) an Officer's Certificate stating that such Lease complies in all respects with this Mortgage, including specifically this Article 20 and (B) an estoppel certificate executed by such Tenant in form and substance acceptable to Mortgagee. Consent to any other request for a non-disturbance and attornment agreement shall not be unreasonably denied or delayed. In no event shall Mortgagee be required to give a non-disturbance and attornment agreement to an Affiliate of the Beneficiary or the Manager.

          (i) Beneficiary shall cause any security deposit paid by any Tenant under any Lease to be held and applied in accordance with such Lease, provided that during the continuance of an Event of Default, Beneficiary shall forthwith deliver to Mortgagee upon demand, (i) all security deposits under Leases then in existence which have not, pursuant to the Leases, been applied to any cost or expense permitted thereunder and (ii) any advance rental, escalation, or percentage rent payment theretofore received by Beneficiary and relating to any period after occurrence of such Event of Default.

          (j) Following an Event of Default and for so long as an Event of Default shall be continuing, Beneficiary shall cause all rents, issues, income, profits or moneys derived by Beneficiary or Mortgagor from the operation of the Property to be used solely to pay Operating Expenses and capital expenditures incurred in the ordinary course of business and amounts secured by this Mortgage.

          21.  NO ENDORSEMENT.
               --------------

The Mortgagee shall not become or be considered to be an endorser, co-maker or co-obligor on the Notes or on any obligation of the Mortgagor or the Beneficiary secured by this Mortgage.

          22.  NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS.
               ---------------------------------------------

Neither the Mortgagor nor the Beneficiary shall be entitled to any credit against the principal of or interest payable on the Notes, and neither the Mortgagor nor the Beneficiary shall be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder.

          23.  EVENT OF DEFAULT; ACCELERATION OF NOTES.
               ---------------------------------------

If one or more of the following events ("Event of Default") shall occur:

          (a) with respect to the Notes, default in the payment of any instalment of interest on any Note when such instalment becomes due and payable, and continuance of such default for a period of more than five (5) Business Days; or

          (b) with respect to the Notes, default in the payment of the principal of any Note at the Maturity Date; or

          (c) default in the payment of any other amounts due and payable hereunder, which continues for a period of thirty (30) days after written notice from the Mortgagee that such amount is due; or

          (d) an "Event of Default" as defined in any Security Document (the terms and provisions of which are incorporated herein by this reference); or

          (e) any insurance required to be maintained in respect of the Premises pursuant to Article 13 hereof shall be cancelled, terminated or expire (and replacement insurance or a binder for such replacement insurance complying with the provisions of Article 13 hereof has not been effected prior to such event) or any such insurance shall be amended or modified so as not to comply with Article 13 hereof; or

          (f) the Beneficiary or Mortgagor shall directly or indirectly, or make or permit to occur a violation of the covenants contained in Section
     3.3 (other than Section 3.3(g)) hereof, Section 3.4 hereof, or Article 11 hereof (subject to the provisions of Article 12 hereof), or any sale, assignment, conveyance, transfer, mortgage, pledge, encumbrance or other disposition in violation of Article 19 hereof, or incur any indebtedness not permitted by Article 19 hereof, or any Lease (including a modification or termination of an existing lease) in violation of Article 20, or the commencement of an Alteration in violation of Article 14, or the failure to insure under Article 13, Section 14(c) or the Declaration of Easements; or

          (g) failure to have the Property managed in accordance with the last grammatical paragraph of Section 19.1(i), which failure continues for a period of thirty (30) days after written notice by Mortgagee that such failure constitutes a default hereunder; or

          (h) the Beneficiary or Mortgagor shall fail to perform or comply with any of the covenants of this Mortgage (other than those terms and conditions referred to in clauses (a), (b), (c), (d), (e), (f) and (g) above, and (i), (j), (k) and (l) below), or the Beneficiary or any partner of the Beneficiary shall breach any representation or warranty made by it in any Security Document, and in any such case, such failure or breach shall continue for more than thirty (30) Business Days after written notice thereof by the Mortgagee to the Beneficiary; provided that in the case of any such failure (other than a failure to comply with the last grammatical paragraph of Section 19.1(i)) that is susceptible of cure but that cannot with diligence be cured within such thirty (30) Business Day period, if the Mortgagor or the Beneficiary shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof with diligence, provided that such extended period shall not exceed one hundred eighty
     (180) days unless cure cannot with diligence reasonably be achieved within such one hundred eighty (180) days, in which event such period shall be extended as necessary for up to an additional one hundred eighty (180) days (and provided that cure of any breach of representation or warranty, and that cure of any failure to make a delivery, subsequent to the date as of which the representation or warranty was made or applies or such delivery was required shall, if effected within the applicable cure period, constitute cure of such breach, or with respect to such delivery shall constitute cure of the failure to make the delivery, provided such failure or breach has not had a material adverse effect on the interest of the Mortgagee hereunder or a material adverse effect on the operation, utility or value of the Premises, for all purposes under this Mortgage and provided further that, in the case of a failure to comply with the covenant in Section 3.3(g), such total extended period (beyond the original 30-day cure period) shall in no event exceed sixty (60) days; or

          (i) default by the Mortgagor or Beneficiary under a Subordinate Mortgage and such default shall not be cured under any applicable notice or cure period and the mortgagee thereunder shall have accelerated the same or commenced any action or proceeding to collect the same or commenced foreclosure or other proceedings in connection therewith or taken a deed in lieu of foreclosure; or

          (j) the Beneficiary or Mortgagor shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (in connection with a bankruptcy or insolvency proceeding) or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any material part of the Property, (v) be adjudicated insolvent or be liquidated (in connection with a bankruptcy or insolvency proceeding) or (vi) take partnership or other action for the purpose of any of the foregoing; or

          (k) a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Beneficiary or Mortgagor, or with respect to the Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation (in connection with a bankruptcy or insolvency proceeding) of the Beneficiary or Mortgagor, or if any petition for any such relief shall be filed against the Beneficiary or Mortgagor, and such order or petition shall not be dismissed within 90 days; or

          (l) the Mortgagor or the Beneficiary shall commit a fraudulent act with respect to the Mortgagee or shall intentionally misrepresent to the Mortgagee a material fact, whether herein or in any Security Document;

then, in any such event, the Mortgagee, at its option, may declare all amounts due under the Notes and all other amounts secured by this Mortgage to be immediately due and payable and, to the extent permitted by applicable law, the Mortgagee may exercise the other remedies provided for herein for an Event of Default; (provided, however, that if an Event of Default described in clause (j) or (k) occurs, then all principal and interest under the Notes and all other Secured Obligations shall, at Mortgagee's option, automatically be and become due and payable immediately without any action whatsoever on the part of the Mortgagee) which amounts shall thereafter bear interest at the Default Rate and, to the extent permitted by applicable law, the Mortgagee may exercise such other remedies.

          Notwithstanding anything to the contrary contained herein or in the Security Documents, the Beneficiary shall not be in default with respect to any monetary obligation under the Notes or hereunder or become obligated for the payment of any additional interest so long as all such amounts are paid to the Mortgagee in collectable funds on the date the same are due and payable and are received by the Mortgagee before 11:00 a.m. New York, New York time on such date. Payments received after such time shall be deemed received on the next succeeding Business Day.

          24.  COMPROMISE OF ACTIONS.
               ---------------------

Any action, suit or proceeding brought by the Mortgagee pursuant to this Mortgage or otherwise and any claim made by the Mortgagee under this Mortgage or otherwise may be compromised, withdrawn or otherwise dealt with by the Mortgagee without notice to or the approval of the Beneficiary or Mortgagor.

          25.  FORECLOSURE.
               -----------

          25.1. FORECLOSURE. If any Event of Default shall have occurred and the Notes shall have been declared due and payable, the Mortgagee may at any time proceed, at law or in equity or otherwise, to enforce the payment of the Notes in accordance with the terms hereof and thereof, and

          (a) to institute an action to foreclose its interest under and the lien of this Mortgage against the Property in one proceeding or against portions of the Property in a series of separate proceedings, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take any of such actions; or

          (b) take such other action at law or in equity for the enforcement of this Mortgage and the realization on the security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, together with all other sums payable by Beneficiary or Mortgagor in accordance with the provisions of the Notes and this Mortgage, and all sums which may have been advanced by the Mortgagee for taxes, water or sewer rents, charges or claims, payment on prior liens, insurance or repairs to the Property, all costs of suit, together with interest thereon at such interest rate as may be awarded in any judgment obtained by the Mortgagee, as the case may be, from and after the date of any foreclosure sale until actual payment is made to the Mortgagee of the full amount due the Mortgagee, and attorneys' fees through and including all appellate levels.

     Without limitation of the foregoing, if an Event of Default shall have occurred, as an alternative to the right of foreclosure for the full indebtedness evidenced by the Notes and the interest accrued thereon and any other Secured Obligations, after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of Secured Obligations so in default, as if under a full foreclosure, and without declaring all of Secured Obligations to be immediately due and payable (such proceedings being referred to herein as "partial foreclosure"), and provided that, if Mortgagee has not elected to accelerate all of Secured Obligations and a foreclosure sale is made because of default in payment of only a part of Secured Obligations, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of Secured Obligations. Any sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured portion of Secured Obligations, but as to such unmatured portion, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect, at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate Secured Obligations by reason of any Event of Default upon which such partial foreclosure was predicated or by reason of any other Events of Default and proceed with full foreclosure proceedings. Mortgagee may proceed with one or more partial foreclosures without exhausting its right to proceed with a full or partial foreclosure sale for any unmatured portion of Secured Obligations, it being the purpose to permit, from time to time a partial foreclosure sale for any matured portion of Secured Obligations without exhausting the power to foreclose and to sell the Property pursuant to any partial foreclosure in respect of any other portion of Secured Obligations, whether matured at the time or subsequently maturing, and without exhausting at any time the right of acceleration and the right to proceed with a full foreclosure.

     Before taking title to the Property, the Mortgagee may determine, at Beneficiary's expense, whether any environmental hazards exist at the Property in respect of which the Mortgagee would become liable by taking title, which determination may include the performance of an environmental audit of the Property. In addition, at any time following an Event of Default, Mortgagee may conduct a financial audit, at Beneficiary's expense, of Beneficiary's books and records pertaining to the Premises. Beneficiary shall provide Mortgagee and its agents and contractors with reasonable access to the Premises and Beneficiary's records with respect thereto in order to conduct any such environmental or financial audit.

          25.2. SEVERAL PARCELS. If an Event of Default has occurred and is continuing and the Notes shall have been declared due and payable, the Mortgagee shall have the right to sell the Property in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property has been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of the Mortgagee such sale shall not exhaust the power of sale hereunder, and the Mortgagee shall have the right to cause a subsequent sale or sales.

          25.3. WAIVERS. It shall not be necessary for the Mortgagee to have actual or constructive possession of any part of the Property in order to pass the title to and the right of possession of said property, and the title to and the right of possession of said property shall pass to the purchaser or purchasers thereof at any sale hereunder as fully as if the same actually had been present and delivered. To the fullest extent allowed by applicable law, likewise, on foreclosure of this Mortgage whether by power of sale herein contained or otherwise, the Mortgagor, the Beneficiary or any person claiming any part of the Property by, through or under the Mortgagor or the Beneficiary shall not be entitled to direct the order of sale or to a marshalling of assets or a sale in inverse order of alienation. The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. In the event of a foreclosure under the powers granted by this Mortgage, to the extent that the Mortgagor or the Beneficiary is in possession of the Premises, the Mortgagor or the Beneficiary, as the case may be, shall be deemed a tenant at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Premises; and if the Mortgagor or the Beneficiary refuses to surrender possession of the Premises upon demand, the purchaser shall be entitled to obtain a writ of assistance or to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and the Mortgagor and the Beneficiary expressly waive all damages sustained by reason thereof and the Beneficiary agrees to pay to the purchaser the costs and expenses (including all attorneys' fees and expenses) of such action and writ.

          25.4.     RECOVERY OF ADVANCES. Subject to the provisions of
Article 35, the Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by the Beneficiary or the Mortgagor under the terms of this Mortgage and/or the Notes as they become due, without regard to whether the principal indebtedness evidenced by the Notes or any other sums secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by the Mortgagor or the Beneficiary existing at the time the earlier action was commenced.

          25.5. SALE. Upon the completion of any sale or sales made by the Mortgagee by virtue of this Article 25, the Mortgagee or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers, good and sufficient instrument or instruments (subject to the provisions of Section 38 hereof), conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. In such event, the Mortgagee is hereby irrevocably appointed the true and lawful attorney of each of the Mortgagor and Beneficiary, in its name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of any part of the Property and rights so sold, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power, the Mortgagor and the Beneficiary hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Beneficiary and Mortgagor, if so requested by the Mortgagee, shall, and Beneficiary shall direct Mortgagor to, ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for the purpose and as may be designated in such request (subject, however, to the provisions of Section 38 hereof). Any such sale or sales made by virtue of this Article 25 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor and the Beneficiary in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and the Beneficiary, and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor or the Beneficiary.

          26.  MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS.
               -------------------------------------------

Each of the Mortgagor and the Beneficiary irrevocably appoints (which appointment is coupled with an interest) the Mortgagee the true and lawful attorney-in-fact of each of the Mortgagor and the Beneficiary, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Mortgage after the occurrence and during the continuance of an Event of Default hereunder, to execute and deliver all such deeds, assignments, bills of sale and other instruments (without recourse, warranty or representation of any kind) as the Mortgagee may consider necessary or appropriate, with full power of substitution, the Mortgagor and the Beneficiary hereby ratifying and confirming all that such attorneys or any substitutes shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor and the Beneficiary shall ratify and confirm and the Beneficiary shall direct the Mortgagor to ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Mortgagee or such purchaser all deeds, assignments, bills of sale, releases and other proper instruments (which in each case shall be without recourse to or representation or warranty by the Mortgagor or the Beneficiary) to effect such ratification and confirmation as may be designated in any such request.

          27.  PURCHASE OF PROPERTY BY MORTGAGEE.
               ---------------------------------

The Mortgagee, any Holder individually (provided the Mortgagee is not bidding at the sale), or any nominee of any of them may be a purchaser of the Property or of any part thereof or of any interest therein at any sale thereof, and may apply to the purchase price all or any part of the indebtedness secured hereby in lieu of payment in cash of the amount of such indebtedness applied. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in the Mortgagor or the Beneficiary.

          28.  RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER.
               -------------------------------------------

Upon any sale of the Property after the Notes are due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, the receipt of the officer making the sale under judicial proceedings or of the Mortgagee shall, to the full extent legally permitted, be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

          29.  WAIVER OF MARSHALLING, APPRAISEMENT, VALUATION.
               ----------------------------------------------

Each of the Mortgagor and the Beneficiary hereby waive all rights, legal and equitable, it may now or hereafter have to require marshalling of asset or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including a holder of a lien subordinate to the lien created hereby (without implying that Mortgagor or the Beneficiary has, except as expressly provided herein, a right to grant an interest in, or a subordinate lien on, the Property), by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself. The Mortgagor and the Beneficiary also hereby waive, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisement, valuation, stay or extension or of redemption from or after foreclosure now or hereafter in force. The foregoing waiver of the right of redemption is made pursuant to 735 ILCS 5/15-1601.


          30.  SALE SHALL BE A BAR AGAINST MORTGAGOR.
               -------------------------------------

Any sale of the Property in connection with the exercise of remedies under this Mortgage after the Notes are due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, shall, to the full extent legally permitted, forever be a perpetual bar against the Mortgagor's or the Beneficiary's asserting any claim to title to the Property.

          31.  APPLICATION OF PROCEEDS OF SALE, CREDIT FACILITIES AND
               ------------------------------------------------------
               ELIGIBLE COLLATERAL.
               -------------------

The proceeds of any sale of the Property or any part thereof or any interest therein, together with any other monies at the time held by the Mortgagee, including, without limitation, any sums deposited with the Mortgagee and invested in accordance with Article 57, at the time held by the Mortgagee as part of the Property, after the Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, shall be applied to pay:

          First: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Mortgagee in enforcing the rights of the Mortgagee with respect to the Notes or under this Mortgage or the other Security Documents, including the expenses described in Article 33 and Article 49 hereof;

          Second: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the sale of the Property, and of ny receiver of the Property or any part thereof appointed pursuant to Article 32 hereof, and any Impositions other than Impositions subject to which the Property shall have been sold;

          Third: all amounts of interest on, and the principal of, Note B (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and then any other amounts payable under the Note B;

          Fourth: all amounts of interest on, and the principal of, Note A (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and then any other amounts payable under the Note A;

          Fifth: the balance, if any, to the Persons lawfully entitled to such amounts;

or, to the extent permitted by law, in such other order and manner as Mortgagee may determine.

          32.  APPOINTMENT OF RECEIVER.
               -----------------------

If an Event of Default shall have occurred and be continuing, the Mortgagee shall, to the fullest extent permitted by law, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Property, whether such receivership be incidental to a proposed sale of the Property or otherwise, and the Mortgagor and the Beneficiary hereby consent to the appointment of such receiver and will not oppose any such appointment.

          33.  POSSESSION, MANAGEMENT AND INCOME.
               ---------------------------------

If an Event of Default shall have occurred and be continuing, the Mortgagee, with such notice, if any, to the Mortgagor or the Beneficiary as required by law or as the Mortgagee considers appropriate in the circumstances, and subject to the rights of Tenants and the provisions of applicable law, may immediately enter upon and take possession of the Premises by self-help, summary proceedings, ejectment or otherwise, and may remove the Mortgagor, the Beneficiary and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except (i) for its gross negligence or willful misconduct or (ii) to the extent required by applicable law, and except that any amounts so received by the Mortgagee shall be applied to pay:

          First: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of so entering upon taking possession of, holding, operating and managing the Premises or any part thereof, and any Impositions or other taxes, assessments or charges which shall have priority that is superior to the record priority of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

          Second: all amounts of interest on, and then principal of, Note B (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and then any other amounts payable under the Note B; and

          Third: all amounts of interest on, and then principal of, Note A (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and then any other amount payable under the Note A; and

          Fourth: the balance, if any, to the Persons lawfully entitled to such amounts if all conditions to the release of this Mortgage specified in Article 44 hereof shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Mortgagee and thereafter applied to any future payments required to be made in accordance with subdivisions First, Second and Third above;

or, to the extent permitted by law, in such order and manner as Mortgagee may determine.

          At the request of the Mortgagee, the Beneficiary and Mortgagor shall, and Beneficiary shall direct the Mortgagor to, promptly execute and deliver to the Mortgagee such deeds, instruments of assignment and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or any agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may reasonably specify, to obtain possession of all or any portion or portions of the Property to which the Mortgagee shall at the time be entitled hereunder, subject to the rights of Tenants.

          If the Mortgagor or the Beneficiary shall fail for any reason to execute and deliver such instrument or document after such request by the Mortgagee, the Mortgagee, to the fullest extent permitted by law, may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Mortgagor or the Beneficiary to execute and deliver such instruments and documents to the Mortgagee, which entry of judgment the Beneficiary, to the extent it may lawfully do so, hereby specifically consents to and (ii) pursue the Property wherever it may be found and to the extent lawfully permitted, take possession of and remove the same, subject to the rights of Tenants.

          Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Beneficiary and such expenses to constitute additional indebtedness secured by this Mortgage, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Premises, as it may deem proper. In such case, the Mortgagee, to the fullest extent permitted by law, shall have the right to manage, control, use, operate, store, lease or otherwise deal with the Property and to carry on the business and exercise all the rights and powers of the Mortgagor and the Beneficiary relating to the Property, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the management, cleaning, control, use, operation, storage, leasing of or otherwise dealing with the Property, or any part thereof, as the Mortgagee may determine; and, to the fullest extent permitted by law, the Mortgagee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Property and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents, revenues, issues, income, products and profit shall be applied to pay the expenses of the management, control, use, operation, storage, leasing of or otherwise dealing with the Premises and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for Impositions, or other taxes, assessments, insurance or other proper charges upon the Premises or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Mortgagee, and all persons properly engaged or employed by the Mortgagee.

          34.  RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S AND BENEFICIARY'S
          -----------------------------------------------------------
          COVENANTS.
          ---------

If the Mortgagor or the Beneficiary shall fail to make any payment or perform any act required to be made or performed hereunder, the Mortgagee, upon notice to the Beneficiary and upon the expiration of any applicable cure period provided in Article 23 (except in cases of emergency that threaten bodily injury, material damage to property, or material impairment of the security provided by this Mortgage and the other Security Documents, in which case the Mortgagee will allow such notice and cure period, if any, as Mortgagee deems reasonable under the circumstances) and subject to the Beneficiary's right of contest under Article 12 hereof, but without waiving or releasing any obligation, Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Beneficiary, and, to the extent permitted by applicable law, may enter upon the Premises for such purpose and take all such action thereon as, in the judgment of the Mortgagee, may be necessary or appropriate therefor, subject to the rights of Tenants. All sums so paid by the Mortgagee and all reasonable costs and expenses (including all attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment by the Mortgagee until paid, shall constitute additional indebtedness secured by this Mortgage and, subject to the provisions of Article 38 hereof, shall be paid by the Beneficiary to the Mortgagee upon demand therefor.

               35.  REMEDIES CUMULATIVE.
                    -------------------

Subject to the provisions of Article 38 hereof, to the extent permitted under applicable law each right, power and remedy of the Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute (including the Illinois Uniform Commercial Code) or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee, to the extent permitted by law, of any or all of such other rights, powers or remedies.

          36.  APPLICABLE LAW.
               --------------

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. All waivers, consents, confessions and releases provided for in this Mortgage are effective only to the extent permitted by applicable law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

          37.  NO WAIVER.
               ---------

No failure by the Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of the Mortgagee with respect to any other then existing or subsequent breach. None of the Beneficiary, the Mortgagor or any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor, the Beneficiary or of any other person so obligated, to take action to foreclose on this Mortgage or otherwise to enforce any provisions of this Mortgage or the Notes or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Property and the Mortgagee extending the time of payment or modifying the terms of the

Mortgage or the Notes without first having obtained the consent of the Mortgagor, the Beneficiary or such other persons; and in the latter event the Mortgagor, the Beneficiary and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Mortgagee.

          38.  OBLIGATIONS ARE WITHOUT RECOURSE.
               --------------------------------

(a) Anything contained in this Mortgage or in the Notes or the other Security Documents to the contrary notwithstanding (except for the liability as specifically provided below of the Exculpated Persons (as defined below)), in any claim, demand or action arising under this Mortgage, the other Security Documents or the Notes, the Mortgagee's recourse for the satisfaction of the indebtedness due under the Notes and for the payment and performance of all of the obligations and liabilities of the Mortgagor and the Beneficiary under this Mortgage or the other Security Documents shall be limited solely to the Mortgagor's and the Beneficiary's interest in the Property, and none of the Mortgagor, the Beneficiary or any Principal, nor any of its or their respective successors or assigns, nor any partner (general or limited, or a subpartner at any level), principal, tenant-in- common, officer, director, trustee, beneficiary, shareholder, controlling person, employee, agent or Affiliate of the Mortgagor, the Beneficiary (or any constituent partner or subpartner thereof) or any Principal, or any of their respective successors and assigns (collectively, "Exculpated Persons") shall be liable in any other respect for (i) the payment of the principal of, or interest on, the Notes, or
(ii) the payment of any other amount due under the Notes, this Mortgage or the other Security Documents, or (iii) for damages for the breach of or any costs or expenses associated with the performance of any of the covenants, obligations, representations and warranties or indemnifications contained herein or in the Notes or the other Security Documents. The Mortgagee agrees that (except as expressly set forth below), in the event it pursues any remedies available to it hereunder or under the Notes or the other Security Documents, the Mortgagee shall not have recourse to the Exculpated Persons for any deficiency, loss or claim for damages resulting therefrom, and none of the property or assets of any of the Exculpated Persons other than the Property or the beneficial interest in the Land Trust shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Mortgagee hereunder, under the Notes or under the Other Security Documents, but nothing contained herein shall (x) constitute a waiver of any indebtedness evidenced by the Notes or secured by this Mortgage or the other Security Documents, or (y) be taken to prevent recourse to, or the enforcement of remedies against, the Property in respect of any and all liabilities, obligations and undertakings contained herein or in the Notes. In addition, (1) each document which is executed by Mortgagor, Beneficiary and/or any Exculpated Person pursuant to or in connection with this Mortgage, the Notes and/or the Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the non-recourse provisions contained in this Article 38, and (2) Mortgagee shall have no authority under this Mortgage to act on behalf of Mortgagor and/or Beneficiary in any manner that would give rise to recourse liability against any Exculpated Person.

          (b) The foregoing limitation of the Mortgagee's recourse shall not apply to any of the following prior to the payment in full of the Notes and all other Secured Obligations:

               (i) the application of any Proceeds received by the Beneficiary or Mortgagor after a casualty or a Taking in a manner other than that required by the terms of this Mortgage (including, by reference in Article 15, the terms of the Declaration of Easements and the Condominium Deed); provided, however, that the Mortgagee's recourse shall be limited to the amount of such misapplied Proceeds;

               (ii) simultaneously with the occurrence and during the continuance of a "Default Event" (hereinafter defined), the application by the Beneficiary or Mortgagor of the rentals under any Lease or of any security deposit under any Lease or of any other issues, income, profits or monies derived by Mortgagor or Beneficiary from the operation of the Property (including, without limitation, lease termination payments made by Tenants which, as to an Anchor Lease terminated in violation of the terms of this Mortgage, shall include any lease termination payment made by the tenant thereunder, whether before, upon or after the effective date of termination of such Anchor Lease) (collectively "Issues") in a manner other than that required by the terms of Section 20(j) of this Mortgage following and during the continuance of an Event of Default as if such Default Event were an Event of Default (except that prior to the occurrence of an actual Event of Default debt service under a Subordinate Mortgage may be paid), provided, however, that the Mortgagee's recourse shall be limited to the amount of such misapplied Issues; or

               (iii) the commission of a fraudulent act or the making of an intentional misrepresentation by the Beneficiary, provided, however, that the Mortgagee's recourse shall be limited to the damages sustained by the Mortgagee by virtue of such fraudulent act or intentional misrepresentation.

As used herein, a "Default Event" shall mean (1) an Event of Default, (2) a Default under Section 23(a) which ultimately fails to be waived or cured before the expiration of the applicable cure period, (3) a Default under
Section 23(b) hereof, or (4) any other Default (a "Non-Debt Service Default") of which Mortgagor and Beneficiary have been given written notice by Mortgagee.

          (c) Notwithstanding the exceptions to this nonrecourse provision set forth in clause (b) above, (x) the Mortgagee shall not have any recourse with respect to any claim, demand or action arising under the Notes, this Mortgage or the other Security Documents to, except as expressly provided otherwise hereafter, any partner of any partnership, which partner is an individual or a trust for the benefit of an individual or members of a family or a limited partner of such partnership, or any assets of such individual partner, trust or limited partner, and (y) without limitation of the recourse to Beneficiary, recourse to the partners of the Beneficiary shall be several (and not joint) and shall be limited as to such partner to the amount of misapplied Issues or misapplied Proceeds received by such partner or the amount of damages caused by such partner's fraud or intentional misrepresentation.

          (d)  Additionally, notwithstanding anything contained in sub-clause
(b)(ii) above, Mortgagee shall not have any recourse with respect to any claim, demand or action arising under the Notes, this Mortgage or the other Security Documents to any Exculpated Person for Issues distributed to such Exculpated Person after notice of and during the continuance of a Non-Debt Service Default if and only if (A) such Non-Debt Service Default is not a Default described in Section 23(c) hereof or a Non-Debt Service Default which can be cured by the mere payment of money (unless in each case such Non-Debt Service Default is ultimately waived or cured before the expiration of the applicable cure period), and (B) either (x) such Non-Debt Service Default does not mature into an Event of Default, or (y) whether or not such Non-Debt Service Default matures into an Event of Default, during the applicable cure period (i) the Beneficiary is diligently pursuing the curing of such Non-Debt Service Default, (ii) Beneficiary pays all Operating Expenses of the Property (including making adequate provision for the payment of Impositions) and the costs of all capital expenditures incurred by it and pays debt service on the Notes and any Subordinate Mortgage, and (iii) Beneficiary creates adequate reserves for the reasonably foreseeable remaining costs, from time to time, of curing such Non-Debt Service Default and delivers to Mortgagee, within 30 days of Beneficiary's receipt of the notice of Default, an Officers' Certificate stating the amount of the reserve and the basis therefor, it being expressly agreed that having satisfied the aforesaid requirements, Beneficiary shall be permitted to distribute any excess Issues to its partners during the applicable cure period and that whether or not such Non-Debt Service Default is cured or the reserves set aside for the curing therefor are, in fact, adequate, neither Beneficiary nor any other Exculpated Person shall be liable for Issues distributed to the partners of Beneficiary in accordance with the foregoing.

          (e) In the event that the Mortgagee brings a suit against an Exculpated Person on the basis of one of the exceptions set forth in clause
(b) above and obtains a judgment therefor, such Exculpated Person shall pay the enforcement costs of such action, including reasonable fees of attorneys.

          For purposes of this Article 38, each and every reference to "Mortgagee" (including the possessory thereof) shall mean Mortgagee, its successors and assigns, and all persons and/or entities whose rights under this document arise by, through or under Mortgagee, its successors and/or assigns.

          39.  STAMP AND OTHER TAXES.
               ---------------------

Subject to the provisions of Article 12 relating to permitted contests, the Beneficiary will pay any United States documentary stamp taxes, with interest and fines and penalties, if any, and any (i) municipality of Chicago, (ii) Cook County, Illinois or (iii) the State of Illinois mortgage recording taxes, with interest and fines and penalties, if any, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or any instrument or transaction affecting or relating to either thereof. In the event of the Beneficiary's default thereof, the Mortgagee may advance the same and the amount so advanced shall be due and payable by the Beneficiary to the Mortgagee within ten days after demand therefor, together with interest thereon at the Default Rate.

          40.  FURTHER ASSURANCES.
               ------------------

The Beneficiary and the Mortgagor, at the Beneficiary's own expense, will, and will direct the Mortgagor to, execute, acknowledge and deliver all such instruments, cause such instruments to be recorded, registered or filed, and take all such actions as the Mortgagee from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to the Mortgagee of the properties and rights now or hereafter subject to the lien hereof or intended so to be and to effectuate or perfect, or to continue and preserve the obligations under the Notes, this Mortgage or any other Security Documents, and to continue and preserve the lien of this Mortgage as a lien upon the Property, whether now owned or hereafter acquired by Mortgagor or Beneficiary. Upon any failure by Mortgagor or Beneficiary to do so, Mortgagee may take all such actions and make, execute, record, register, file any and all such instruments, for and in the name of Mortgagor and/or Beneficiary, and Mortgagor and Beneficiary hereby irrevocably appoint Mortgagee the agent and attorney-in-fact of both or either one of them to do so.

          41.  ESTOPPEL CERTIFICATES.
               ---------------------

The Beneficiary and the Mortgagor will, from time to time, upon twenty days' prior written request by the Mortgagee, execute, acknowledge and deliver to Mortgagee, an Officers' Certificate from the Beneficiary or a statement from the Mortgagor, as the case may be, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the interest accrued to date on the principal amount of the Notes and either stating that, to the best knowledge of the signer of such certificate and based on no independent investigation, no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, specifying each Default or Event of Default of which the Mortgagee has actual knowledge. Mortgagee will, from time to time, upon twenty (20) days prior written request from Beneficiary, execute, acknowledge and deliver to Beneficiary a statement setting forth (i) the amount of the outstanding principal balances of the Notes and the amount of interest accrued, but unpaid, thereon, as of the date of such certificate and
(ii) whether or not the Mortgagee has issued any notice of the occurrence of a Default or Event of Default to Mortgagor or Beneficiary or has received any notice of a Default or Event of Default from any Holder.

          42.  ADDITIONAL SECURITY.
               -------------------

Without notice to or consent of the Mortgagor or the Beneficiary and without impairment of the lien and rights created by this Mortgage, the Mortgagee may accept (but, except as otherwise provided in this Mortgage, the Mortgagor and the Beneficiary shall not be obligated to furnish) from the Mortgagor or the Beneficiary or from any other Person or Persons, additional security for the Notes. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's interest under this Mortgage, subject, however, to the provisions of Article 35 of this Mortgage, or vice versa.

          43.  FINANCING STATEMENT.
               -------------------

This Mortgage shall be deemed to be and may be enforced from time to time as a Mortgage, Chattel Mortgage, Assignment, Contract, Security Agreement, Financing Statement, or Lien on Machinery Situated on Realty, and from time to time as any one or more thereof, and shall constitute a "fixture filing" for the purposes of Article 9 of the Illinois Uniform Commercial Code.

          44.  RELEASE.
               -------

If the Beneficiary shall pay or cause to be paid the principal of and interest on the Notes in full at maturity or earlier as permitted in accordance with the terms thereof and all other sums payable to the Mortgagee hereunder by the Beneficiary or Mortgagor or secured hereby or by the other Security Documents, then this Mortgage and all the other Security Documents shall be discharged and satisfied or assigned (to the Beneficiary or to any other Person at the Beneficiary's direction), at the Beneficiary's option, without recourse and without warranty, at the expense of the Beneficiary upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Security Documents, the Mortgagee will return to the Beneficiary all title and other insurance policies relating to the Property and, on the written request and at the expense of the Beneficiary, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by the Beneficiary to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by the Mortgagee and duly recorded in the places where this Mortgage and each other Security Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Security Documents. Notwithstanding the foregoing, the provisions of clause (h) of Article 7 hereof shall survive such discharge and satisfaction or assignment, for the benefit of the Mortgagee for the period and to the extent provided in said Article 7.

          45.  CHANGES IN LAW REGARDING TAXATION.
               ---------------------------------

In the event of the passage, after the date of this Mortgage, of any law of the State of Illinois changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage or the Notes and resulting in an increase in the taxes or other charges imposed on or incurred by the Mortgagee by reason of such change in law, the Mortgagee may, at its option, upon 60 days' notice, declare the Notes to be due and payable; provided, however, that the Mortgagee shall not make such declaration and this Mortgage shall remain in effect if, notwithstanding said law, (i) (x) the Beneficiary may lawfully pay such taxes on behalf of the Mortgagee and waive all claims for reimbursement thereof or (y) the Beneficiary and the Mortgagee may lawfully, and do, enter into an enforceable agreement obligating the Beneficiary (on a recourse basis) to pay to the Mortgagee an amount equal to any increase in taxation or charges imposed on or incurred by the Mortgagee by reason of such change in law and waive all claims against Mortgagee in respect thereof (which amounts shall be secured by this Mortgage and which agreement shall thereupon become part of this Mortgage, but not subject to Article 38) , and (ii) the Beneficiary does in fact pay such taxes or such increases in taxation or charges, as applicable; provided, however, that this Article 45 shall not apply to any taxes which may arise in connection with the ownership or transfer of the Notes or which may be imposed generally upon the income of the Mortgagee.

          46.  [Intentionally omitted.]

          47.  SEVERABILITY.
               ------------

In case any one or more of the provisions contained in this Mortgage or in the Notes shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          48.  SECURITY AGREEMENT, ETC.
               -----------------------

          48.1. GRANT OF SECURITY. This Mortgage is a security agreement within the meaning of the Uniform Commercial Code of Illinois with respect to all portions of the Property which constitute personal property (the "Personal Property"), and is also a mortgage as to those portions of the Property that are classified as real property. The Mortgagor and the Beneficiary hereby grant to the Mortgagee a security interest in and to the Personal Property to secure the payment of the Notes. Any completely executed counterpart of this instrument may be filed as a mortgage on real property or fixtures, or as a security agreement or financing statement or as both. The address of the Mortgagor and the Beneficiary, as debtors, and the address of the Mortgagee, as secured party, are shown in Article 56 of this Mortgage.

          48.2. FINANCING STATEMENTS. The Beneficiary shall cause all financing and continuation statements and other instruments with respect to the Personal Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law fully to evidence, perfect and secure the interests of the Mortgagee in the Personal Property, and shall pay all filing fees in connection therewith. The Beneficiary hereby appoints the Mortgagee as its attorney-in-fact to perform the obligations of the Beneficiary under this Section 48.2 in the event it fails to do so.

          48.3. MULTIPLE REMEDIES. If an Event of Default shall have occurred and be continuing, the Mortgagee shall have the option of proceeding, to the extent permitted under applicable law, as to both real and personal property in accordance with its rights and remedies in respect of the real property, as an alternative to proceeding in accordance with the default provisions of the Uniform Commercial Code; and the Mortgages may exercise any and all of the other rights of a secured party under such Uniform Commercial Code.

          48.4. WAIVER OF RIGHTS. To the extent permitted under applicable law, the Beneficiary waives all rights of redemption after foreclosure and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the Personal Property after the occurrence and during the continuance of an Event of Default hereunder and to all other rights and remedies of the Beneficiary with respect thereto. In exercising its right to take possession of the Personal Property upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagee, personally or by its agents or attorneys, and subject to the rights of any Tenant, may enter upon any part of the Premises without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned except for its gross negligence or willful misconduct. To the extent any notice of sale or other disposition of the Personal Property is required and cannot be waived, in the event the Mortgagee elects to proceed with respect to the Personal Property separately from the real property, the Mortgagee shall give at least ten (10) Business Days' notice of the sale of the Personal Property, subject, however, to the provisions of Article 35 hereof in each case. All recitals in any instrument of assignment or any other instrument executed by the Mortgagee incident to any sale, transfer, assignment, lease or other disposition or utilization of the Personal Property or any part thereof shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by the Mortgagee or of any fact or condition incident thereto, all of which shall be deemed conclusively to have been performed or to have occurred.

          48.5. EXPENSES OF DISPOSITION OF THE PROPERTY. The Beneficiary shall reimburse the Mortgagee, within thirty Business Days after demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Personal Property which are incurred or paid by each of them, including all reasonable attorneys' fees and expenses, and all such expenses shall be added to the Beneficiary's obligations to the Mortgagee and shall be secured hereby.

          49.  EXPENSES OF MORTGAGEE.
               ---------------------

          (a) If any action, suit or other proceeding affecting the Property or any part thereof be commenced, in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use the Property or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the interest of the Mortgagee under this Mortgage (including any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Legal Requirement), then all amounts reasonably paid or incurred by the Mortgagee for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and lien created by this Mortgage (including all reasonable attorneys' fees and expenses), shall be paid by the Beneficiary upon demand and, if not paid within thirty days of the giving of such demand, shall bear interest at the Default Rate from the date of the payment or incurring thereof, and any such amount and the interest thereon shall be deemed to be indebtedness secured hereby, provided such right of payment in the case of any enforcement of the rights of the Mortgagee under this Mortgage shall only arise in the case where an Event of Default shall have occurred and be continuing. In addition, any other amount advanced by the Mortgagee after the date hereof in accordance with the terms of this Mortgage will bear interest at the Default Rate from the date of payment. All other reasonable amounts paid, advanced or incurred by the Mortgagee after the occurrence and during the continuance of an Event of Default in order to secure and protect the interest of the Mortgagee under this Mortgage or the other Security Documents and any other amounts advanced by the Mortgagee after the date hereof in accordance with the terms of this Mortgage, together with interest thereon at the Default Rate, shall be indebtedness secured hereby.

          (b) Subject to the provisions of Article 38, in the event this Mortgage or the Notes are placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof and if an Event of Default shall have occurred and shall then be continuing, the Beneficiary agrees to pay all reasonable costs (including attorneys' fees) associated therewith incurred by the Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the Default Rate from the date of incurring thereof, and the same shall be deemed to be part of the indebtedness secured hereby.

          50.  USURY.
               -----

The Beneficiary and the Mortgagee intend to conform strictly to applicable laws regarding usury. The Mortgagor, the Beneficiary and the Mortgagee hereby stipulate and agree that none of the terms and provisions contained in the Notes or this Mortgage shall ever be construed to create a contract to pay for the use, forbearance, or detention of money an amount in excess of the maximum nonusurious amount allowed by applicable law. If the Notes or this Mortgage or the transactions contemplated by any of them would be otherwise usurious under applicable law, then notwithstanding anything to the contrary in any or all of the Notes or this Mortgage, the Mortgagor, the Beneficiary and the Mortgagee hereby agree as follows: (i) for any applicable period of time specified by any applicable law, interest under the Security Documents shall never exceed the maximum nonusurious amount allowed by such law; and
(ii) if the Notes shall be accelerated in whole or in part for any reason, or if any required or permitted prepayment occurs hereunder, then for any applicable period of time specified by any applicable law, interest shall never include more than the maximum non unurious amount allowed by each such law, and in either such case any excess interest (if any) otherwise provided for under any or all of the Security Documents shall automatically be applied by the Mortgagee in the following order: (1) to interest properly charged under the Notes and this Mortgage; (2) to principal properly charged under the Notes and this Mortgage; (3) if all sums due under (l) and (2) have been or would thereby be paid in full, all other interest on the Notes shall be cancelled automatically as of and through the date of such acceleration or prepayment; and (4) if any such excess interest has been received by the Mortgagee, it shall be refunded by the Mortgagee to the Beneficiary. The Beneficiary shall never be required to pay unearned interest under the Notes and this Mortgage or to pay interest under any or all of the Security Documents in an amount in excess of the maximum nonusurious amount allowed by applicable law, and the provisions of this Article 50 shall control over all other provisions of any Security Document which may be in apparent conflict herewith.

          51.  MISCELLANEOUS.
               -------------

This Mortgage may be discharged or terminated only by an instrument in writing signed by the party against which enforcement of such discharge or termination is sought. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such preceding day. Subject to Article 38 hereof, this Mortgage shall be binding upon the Mortgagor and the Beneficiary and each of the Persons constituting the Mortgagor and the

Beneficiary and their respective successors and permitted assigns and all Persons claiming under or through the Mortgagor or any such successors or permitted assigns, and shall inure to the benefit of and be enforceable by the Mortgagee and its successors and assigns. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          52.  NON-MERGER.
               ----------

It is the intention and agreement of the Beneficiary, the Mortgagor and the Mortgagee that there shall be no merger of any leasehold estate in the Premises with the fee interest in the Premises or any other estate or interest in the Premises, and there shall be no merger of this Mortgage and any estate in the Premises, by reason of the fact that the same Person may own or hold (a) any leasehold estate in the Premises, and/or (b) this Mortgage, and/or (c) the fee interest in the Premises or any other estate or interest in the Premises.

          53.  ASSIGNMENT OF RENTS AND MORTGAGOR'S AND BENEFICIARY'S INTEREST
               --------------------------------------------------------------
               IN LEASES.
               ---------

          (a) During the term hereof, each of the Mortgagor and the Beneficiary presently hereby irrevocably grants, sells, assigns, conveys, transfers and sets over to the Mortgagee, subject to the terms and conditions hereof, any and all existing Leases and any other Leases which may hereafter be entered into, and any modifications, renewals or extensions thereof, and all right, title and interest of the Mortgagor or the Beneficiary thereunder, including all claim, right and demand as lessor to receive, collect and retain all rents and all other amounts due thereunder, or under any modification, renewals or extensions thereof, including:

               (i) the immediate and continuing right to receive and collect all amounts payable by all Tenants or other parties pursuant to the Leases (or payable by any Persons under any guarantees of any obligations under the Leases), including (A) all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security payable to or receivable by the Mortgagor or the Beneficiary under the Leases, (B) all damages or other amounts payable in the event of any expiration or termination of any Lease pursuant to the term thereof, by operation of law or otherwise, (C) any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor or the Beneficiary under any Lease, or otherwise, (D) any award in the event of the bankruptcy of any Tenant or guarantor of a Lease, and (E) all security deposits, other security instruments, other deposits or payments or prepayments with respect to any such Leases;

               (ii) all claims, rights, powers, privileges and remedies of the Mortgagor or the Beneficiary, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease;

               (iii) all right to take all action upon the happening of a default under any Lease as shall be permitted by any Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

               (iv) the full power and authority, in the name of the Mortgagor, the Beneficiary or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which the Mortgagor, the Beneficiary or any landlord is or may be entitled to do under any Lease;

which assignment shall be absolute and constitute a present assignment of the foregoing subject to the license granted to Beneficiary under clause (c) below.

          (b) Any funds received by the Mortgagee under this Article 53 shall be held by the Mortgagee for application to payment of the Secured Obligations and Operating Expenses and capital expenditures relating to the Property in such order and manner as Mortgagee shall elect. Without limitation of the foregoing, the expenses and capital expenditures relating to the Property may include taxes, insurance, assessments, management fees, usual and customary commissions to real estate brokers for leasing real estate, and the reasonable expenses and fees of all attorneys, agents and employees engaged in connection with the exercise of the rights and powers granted to Mortgagee hereunder. Mortgagee's obligations as to funds collected pursuant to this
Article 53 shall be discharged by application of such funds to any of the purposes specified in this subsection (b). The collection of said funds and the application thereof as aforesaid shall not cure or waive any Event of Default or waive, modify or affect any notice of Event of Default or invalidate any act done pursuant to such notice.

          (c) (i) So long as no Event of Default shall have occurred and be continuing, the beneficiary shall have a license, which may be performed by the Manager, to collect and receive from the Tenants and the parties to the Declaration of Easement, the Condominium Deed and the Operating Agreement, rent and all other sums payable under the Leases, the Declaration of Easement, the Condominium Deed and the Operating Agreement, and all Proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto, to enforce the obligations of Tenants under the Leases and such other parties under the Declaration of Easement, the Condominium Deed and the Operating Agreement and to exercise all the rights and remedies of the landlord under the Leases, and of the Mortgagor and the Beneficiary under the Declaration of Easements, the Condominium Deed and the Operating Agreement, subject in each case, however, to compliance with the provisions of this Mortgage.

          (ii) If any Event of Default shall have occurred and be continuing, the license granted in Section 53(c)(i) hereof shall immediately cease and terminate, with or without any action or proceeding or the intervention of a receiver appointed by a court, all of the collateral granted, sold, assigned, conveyed, transferred and set over to Mortgagee in Section 53(a) above shall belong exclusively to the Mortgagee, and, without limitation of any of the foregoing, the Mortgagee or an agent appointed by the Mortgagee may, to the fullest extent permitted by the Leases, do any or all of the following:

          (A) exercise any of the Mortgagor's or the Beneficiary's rights under the Leases;

          (B)  enforce the Leases;

          (C) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases;

          (D) demand that any sums held by the Beneficiary with respect to any Lease (including any security deposits, other deposits or prepayments) be immediately remitted to the Mortgagee; and

          (E) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by this Article 53.

          (d) The Mortgagor and the Beneficiary hereby irrevocably authorize and direct each Tenant, upon receipt of notice from the Mortgagee that an Event of Default has occurred and is continuing, to pay directly to, or as directed by, the Mortgagee, all rents, issues and profits accruing or due under such Tenant's Lease from and after the receipt of such notice. The Mortgagor and the Beneficiary agree that any Tenant shall have the right to rely upon the notice from the Mortgagee and shall pay such rents, issues and profits to or as directed by the Mortgagee without any obligation to inquire into the actual existence of any Event of Default claimed by the Mortgagee, and notwithstanding any notice from or contrary claim by the Mortgagor or the Beneficiary, and the Mortgagor or the Beneficiary shall have no right or claim for any rents, issues or profits so paid to the Mortgagee. Such rents, issues and profits shall continue to be paid to the Mortgagee unless and until the Event of Default which gave rise to the termination of the Beneficiary's license under Section 53(c)(i) is, and any intervening Events of Default have been, cured to the satisfaction of the Mortgagee (so long as none of the Notes, if any, shall then be due and payable, whether at maturity, by declaration of acceleration or otherwise, and such acceleration has not been rescinded). Upon satisfaction of all of the conditions contained in the immediately preceding sentence, the Mortgagee shall direct each Tenant by written notice to resume the payment of all rents, issues or profits accruing or due under its respective Lease in accordance with the provisions of Section 53(c) hereof from and after receipt of such notice from the Mortgagee.

          (e) Except for any termination of any Lease or any amendment, modification or waiver of the provisions of any Lease expressly permitted by the provisions thereof or of Article 20 hereof, the Mortgagor or the Beneficiary at its expense will prudently enforce in all material respects each of the Leases in accordance with their terms. Neither this Mortgage nor any action or inaction on the part of the Mortgagee shall release (i) any Tenant from its Lease, (ii) any guarantor of any Lease or (iii) the Mortgagor or the Beneficiary, from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor or the Beneficiary shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under the Leases.

          (f) During the term hereof, all rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor will not and the Beneficiary will not, and will not direct the Mortgagor to, take or permit any action under any Lease or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall, to the fullest extent permitted by law, be void. Any further assignment of any rents, issues, or profits from the Property shall to the fullest extent permitted by law be void except as permitted by Section 19.3 of this Mortgage. To the fullest extent permitted by applicable law, the Mortgagor and the Beneficiary hereby waive any requirement that the Mortgagee commence any foreclosure proceeding with respect to any or all of the Property prior to enforcement of any remedies pursuant to this Article 53, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases. The Mortgagor will and the Beneficiary will, from time to time, upon request of the Mortgagee, direct the Mortgagor to execute on a non-recourse basis all instruments and further assurances and all supplemental instruments and take all such action as the Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests, intended to be assigned to the Mortgagee hereby.

          (g) The assignment granted by this Article 53 may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. Subject to Article 38 hereof, the covenants of this
Article 53 shall run with the land and bind the Mortgagor, the Beneficiary, the successors and permitted assigns of the Mortgagor, the successors and permitted assigns of the Beneficiary, and all present and subsequent encumbrances, Tenants of any of the Premises, and shall bind and inure to the benefit of the Mortgagee, its successors and permitted assigns.

          (h) Each of the Mortgagor and the Beneficiary hereby agrees that it shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any Lease in any manner other than as permitted by this Mortgage and Beneficiary agrees that it shall not direct the Mortgagor to take any such action which would have the foregoing effect. If any Lease shall be amended as permitted hereby, such Lease shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

          (i) The assignment contained in this Article 53 shall not be deemed to impose upon the Mortgagee any of the obligations or duties of the Mortgagor or the Beneficiary under any of the Leases, including without limitation the covenant of quiet enjoyment contained in any Lease in the event that any Tenant shall have been joined as a party defendant in any action to foreclose this Mortgage.

          54.  WAIVER OF TRIAL BY JURY.
               -----------------------

To the extent permitted under applicable law, the Mortgagor and the Beneficiary hereby waive and shall waive trial by jury in any action or proceeding brought by, or any counterclaim asserted by the Mortgagee which action, proceeding or counterclaim in any way arises out of or is connected with this Mortgage.

          55.  CONFIDENTIALITY.
               ---------------

The Mortgagee agrees to use all reasonable efforts to keep confidential all financial statements and other information obtained by Mortgagee from the Beneficiary pursuant to this Mortgage which has been stamped confidential, and to not disclose such information to any other Person except (i) to the extent required by any law, regulation or court order, or, to the extent requested by any governmental authority or the NAIC or like private or governmental entity or association, (ii) to its attorneys, accountants and other representatives to the extent such Persons require such information in their representation of Mortgagee, (iii) to prospective purchasers of the Notes or securities secured by the Notes to the extent necessary to permit resales of the Notes or securities secured by the Notes under Rule 144A of the Securities Act or otherwise, (iv) to the Rating Agencies, as may be required by such Rating Agencies, including in connection with their review of Mortgagee or its Affiliates, (v) to the officers, directors and employees of any of the foregoing (provided they agree to be bound by the confidentiality restrictions hereof), or (vi) to the extent that such information is obtained or obtainable from another source on a non-confidential basis or is public when received by the Mortgagee or becomes public thereafter due to the action or omission of any party other than the Mortgagee.

          56.  NOTICES.
               -------

Any notice, direction, request, consent, election, waiver or demand which by any provision of this Mortgage is required or permitted to be given may be served by telecopier (with a confirmation copy sent by certified or registered mail, return receipt requested, or by overnight courier) to any party hereto or by an overnight national courier service or, except for requests for consent, approval, waiver or the like which shall be served by telecopier or overnight national courier service, as aforesaid, may be given or served by certified or registered mail, in each case return receipt requested, postage prepaid, if to the Mortgagor or to the Beneficiary addressed separately to each of them (regardless of which one is the party to be notified) at the following addresses:

          If to the Mortgagor:

               LaSalle National Trust, N.A., as Successor
               Trustee to LaSalle National Bank, as
               Trustee under Trust No. 40940
               135 South LaSalle Street
               Chicago, Illinois  60603
               Attention: Land Trust Department
               Telecopier No.: (312) 904-2202

          If to the Beneficiary:

               Water Tower Joint Venture
               c/o Urban Shopping Centers Inc.
               900 North Michigan Avenue, 15th Floor
               Chicago, Illinois  60611-1575
               Attention: Chief Financial Officer
               Telecopier No.: (312) 915-2001


          with a copy to:

               Urban Shopping Centers Inc.
               900 North Michigan Avenue, 15th Floor
               Chicago, Illinois  60611-1575
               Attention: General Counsel
               Telecopier No.: (312) 915-2001

          and to:

               835 Michigan L.P.
               c/o Heitman Capital Management Corporation
               180 N. LaSalle Street, Suite 3600
               Chicago, Illinois  60601
               Attention: Chief Legal Officer
               Telecopier No.: (312) 541-6738

          If to the Mortgagee:

               Lehman Brothers Holdings Inc.
               Three World Financial Center
               New York, New York  10285
               Attention:  Michael J. DeMarco
               Telecopier No.: (212) 526-3746

          with a copy to:

               Thacher Proffitt & Wood
               Two World Trade Center
               New York, New York  10048
               Attention:  Mitchell G. Williams, Esq.
               Telecopier No.: (212) 912-7751

or at such other address in the continental United States as any of them may designate in accordance with the provisions hereof. Unless information is sent to the Mortgagee for its approval and such approval is obtained or is deemed to have been obtained by express provision in this Mortgage, the

Mortgagee shall not be deemed to have approved the contents of such information or the waiver of any rights of the Mortgagee hereunder.

          57.  INVESTMENTS.
               -----------

The Mortgagee shall invest any amounts held under this Mortgage in the form of Cash, pending their application to the purposes herein provided in one of the following investments:

               (a)  (i) U.S. Government Securities and (ii)
          mutual funds organized under the Investment Company Act of 1940 rate in D&P's highest rating category, if rated by D&P, and rate A2 or P-1 by Moody's;

               (b) certificates of deposit or other interest-bearing obligations of the Mortgagee or another bank or trust company which is a member in good standing of the Federal Reserve System having a combined capital, surplus and undivided profits of not less than $100,000,000, provided that the Mortgagee or such other bank or trust company has a short term unsecured debt rating of not less than P-1 by Moody's and, if rated by D&P, not less than Duff-1, and the investments shall mature or be redeemable upon the option of the holders thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the date such amounts are required to be applied under this Mortgage;

               (c) bonds or other obligations having a short term unsecured debt rating of not less than P-1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

               (d) repurchase agreements issued by an entity rated not less than P-1 by Moody's, and, if rated by D&P, not less than Duff-1 which are secured by U.S. Government Securities maturing on or prior to the earlier of (x) one month from the date the repurchase agreement is entered into or (y) the Business Day preceding the date such amounts are required to be applied under this Mortgage;

               (e) short term promissory notes rated not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to the earlier of (x) one month from the date of their purchase or (y) the Business Day preceding the date such amounts are required to be applied under this Mortgage;

which investment, so long as no Event of Default has occurred and is continuing hereunder, shall be upon the written direction of the Beneficiary. Unless otherwise directed by the Beneficiary, the Mortgagee shall invest any amounts held pending their application to the purposes herein provided in investments, to the extent such investments are available, first: to those investments permitted in clause (a)(ii) above, second: to those investments permitted in clause (e) above, third: to those investments permitted in clause
(b) above, and fourth: to those investments permitted in clause (c) above. The Mortgagee shall not make any investment requiring a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity and shall not purchase an interest-only strip security which is prepayable or callable at the option of the issuer. Any such investments (other than under clause (b), (d) or (e) above) shall mature or be redeemable (without penalty) upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or
(y) the Business Day preceding the day before the date such amounts are required to be applied under this Mortgage. The Mortgagee shall not be responsible for its inability to invest funds received after 11:00 a.m. New York, New York time. After application to the purposes for which any amounts invested pursuant to this Article 57 are held and so long as no Event of Default has occurred and is continuing hereunder, any investment income earned from such investments shall be paid to the Beneficiary upon its written directions.

          58.  SPECIAL PROVISIONS RELATING TO SUBDIVISION.
               ------------------------------------------

          (a) The Mortgagor covenants and agrees that it shall, and the Beneficiary covenants and agrees that it shall cause the Mortgagor to, fully and faithfully perform, observe and comply with, the Declaration of Easements, the Operating Agreement and the Condominium Deed. The Mortgagor and Beneficiary shall enforce in the ordinary course of business all material obligations of the owner of the hotel property under the Declaration of Easements and shall not waive the performance thereof if the same would limit or otherwise affect in any material adverse respect the value of the Property and if Mortgagor and Beneficiary fail to do so and an Event of Default is continuing hereunder, Mortgagee may do so, as the Mortgagor's and Beneficiary's attorney-in-fact.

          (b) Neither the Mortgagor nor the Beneficiary shall terminate, amend or otherwise modify the Declaration of Easements, the Operating Agreement or the Condominium Deed in any manner which would impair their validity or would limit or otherwise affect in any material adverse respect any material rights of the Mortgagor or the Beneficiary thereunder or the value of the Property or the likelihood of repayment of the Notes. At least twenty-one (21) days prior to executing any proposed amendment or modification to the Declaration of Easements, the Operating Agreement or Condominium Deed (a "Proposed Modification"), the Beneficiary shall deliver a copy thereof to the Mortgagee. If, on or before the twentieth (20th) day after the Proposed Modification is so delivered to the Mortgagee, the Mortgagee advises the Beneficiary in writing that the Proposed Modification would, in its sole reasonable judgment, have a material adverse effect on the value, use and operation of the Property or the likelihood of repayment of the Notes, alter the obligations of the parties thereunder in a way materially adverse to the owner of the Property or would materially adversely change the standards of insurance coverage or the depositary provisions of the Declaration of Easements relating to the depositary appointed to hold casualty or condemnation proceeds, then the Beneficiary shall not enter into the Proposed Modification.

          (c) The Mortgagor and the Beneficiary shall provide the Mortgagee with copies of all notices of default or requesting arbitration of any dispute sent by or to the Mortgagor or the Beneficiary under the Declaration of Easements, Condominium Deed or Operating Agreement, and of any notice or demand that the Mortgagor or the Beneficiary restore the Premises, received by either of them under or pursuant to the Declaration of Easements, the Operating Agreement or the Condominium Deed in each case within five (5) Business Days after receipt thereof.

          (d) The Beneficiary shall pay any amounts due and payable by the Mortgagor under the Declaration of Easements, the Condominium Deeds, or the Operating Agreement before the same would become delinquent and before any fine, penalty, late charge, interest or other charge may be added for nonpayment.

          (e) Whenever and as often as the Mortgagor or the Beneficiary shall fail to perform, promptly and fully, at the sole cost and expense of the Mortgagor or the Beneficiary, any covenant, condition, promise or obligation on the part of either of them, under and pursuant to the Declaration of Easements, the Condominium Deed or the Operating Agreement, the Mortgagee may, if an Event of Default shall have occurred and be continuing, at its sole option, enter upon the Premises and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts it may deem advisable to cure such failure.

          (f) Neither the Mortgagor nor the Beneficiary shall accept any prepayments of any amounts due under the Declaration of Easements, Operating Agreement or Condominium Deed other than payments for operating services paid not more than thirty (30) days in advance of the due date thereof.

          (g) The Beneficiary warrants and represents that neither the Mortgagor nor the Beneficiary is in default under the Declaration of Easements, Operating Agreement or Condominium Deed and that no circumstance exists which, with the giving of notice or passage of time or both, would constitute a default under any such instrument.

          (h) Neither the Mortgagor nor the Beneficiary will agree to any reallocation of costs under Section 6.7 of the Declaration of Easements, without the prior written consent of the Mortgagee, which shall not be unreasonably withheld or delayed.

          (i) The Mortgagee shall be entitled, at its sole option (and at the Mortgagee's sole expense if not otherwise named in such proceeding), to participate as a party in any arbitration or other dispute resolution proceeding undertaken under or with respect to the Declaration of Easements, Condominium Deed or Operating Agreement if the outcome of such arbitration or dispute resolution proceeding might materially adversely affect the value, utility or operation of the Property or the duties or obligations of the Mortgagor or the Beneficiary under the Declaration of Easements, Condominium Deed or Operating Agreement.

          (j) The Mortgagor shall obtain and keep or cause to be obtained and kept in full force and effect, the insurance described in Section 9.1(A)(ii) of the Declaration of Easements, shall cause the Mortgagee to be named as a loss payee on such insurance and shall promptly furnish Mortgagee with copies certified by the issuer thereof or its agent. Such policies (and all renewals thereof) shall comply with the provisions of Section 13.2 of this Mortgage.

          (k) No less than five (5) Business Days prior to the delivery by Mortgagor or Beneficiary of a consent to the Owner of the Hotel Property (as defined in the Declaration of Easements) under Article XX of the Declaration of Easements with respect to structural alterations of the Hotel Property or major alterations of the HVAC, plumbing, electrical or other utility systems serving the Hotel Property, or a consent to a proposed material change of use of the Hotel Property, Beneficiary shall deliver to Mortgagee, for informational purposes only, an Officer's Certificate describing the proposed alterations or change of use, and certifying that the proposed alterations or change of use, as the case may be, will not (i) have a material adverse effect on the utility, operation or value of the Premises, (ii) materially interfere with, or make materially more burdensome, the performance of Mortgagor's and Beneficiary's obligations under the Declaration of Easements or (iii) violate any rights of the condominium owners under the Condominium Deed or the Operating Agreement, and that the Hotel Owner has complied with the provisions of Section 20.1(a), (b) and (c) of the Declaration of Easements.

          59.  APPOINTMENT OF MORTGAGEE AS ATTORNEY-IN-FACT.
               --------------------------------------------

Whenever Mortgagee has been appointed as attorney-in-fact in this Mortgage, by either Mortgagor or Beneficiary, such appointment shall be deemed to be irrevocable, with power of substitution, and shall confer upon Mortgagee a power coupled with an interest.

          60.  JOINT AND SEVERAL LIABILITY.
               ---------------------------

Subject to Article 38 hereof, the liability of Mortgagor and Beneficiary as to covenants, representations and warranties made herein by Mortgagor and Beneficiary jointly shall be joint and several.

          61.  MORTGAGOR EXECUTING AS TRUSTEE.
               ------------------------------

Any reference herein to assets of the Mortgagor refer solely to the assets of the Mortgagor held pursuant to the Trust Agreement and related to the Property and this Mortgage is executed by LaSalle National Trust, N.A., not personally but solely as the land trustee in the exercise of the power and authority conferred upon and vested in it as such. All the terms, provisions, stipulations, covenants, agreements, representations and conditions to be performed by the Mortgagor are undertaken by it solely as the land trustee and not individually and all statements herein made on information and belief and are to be construed accordingly; and no personal liability shall be asserted or be enforceable against the land trustee.

          IN WITNESS WHEREOF, the Mortgagor and the Beneficiary have caused this Mortgage to be duly executed and delivered as of the date first above written.

                    LASALLE NATIONAL TRUST, N.A., successor to LaSalle National Bank, as Mortgagor

                    By:
                         --------------------------------------------------
                         Name:
                         Title:

                    WATER TOWER JOINT VENTURE, as Beneficiary, an Illinois general partnership

                    By:  835 MICHIGAN L.P., an Illinois limited
                         partnership, as General Partner of Water Tower Joint Venture

                         By:  835 MICHIGAN CORP., an Illinois
                              corporation, as General Partner of 835
                              Michigan L.P.

                              By:
                                   -------------------------------------
                                   Name:   Stuart C. Katz
                                   Title:  Vice President

                    By: URBAN SHOPPING CENTERS, L.P., an Illinois limited partnership, as General Partner of Water Tower Joint Venture

                         By:  URBAN SHOPPING CENTERS INC., a Maryland
                              corporation as General Partner of Urban
                              Shopping Centers, L.P.

                              By:
                                   -------------------------------------
                                   Name:    Michael G. Hilborn
                                   Title:   Senior Vice President

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On this _________ day of February, 1997, before me, the undersigned, a Notary Public in and for said State, duly commissioned and sworn, personally appeared ________________, known to me (or proved to me on the basis of satisfactory evidence) to be a ______________________ of LaSalle National Trust, N.A., a national banking association, which executed the within instrument and known to me to be the person who executed the within instrument on behalf of said corporation, and such person acknowledged to me that he executed said instrument as his free and voluntary act and the free and voluntary act of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              Signature
                                       ---------------------------------

(Seal)

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On this ____________ day of February, 1997, before me, the undersigned, a Notary Public in and for said State, duly commissioned and sworn, personally appeared Michael G. Hilborn, known to me (or proved to me on the basis of satisfactory evidence) to be a Senior Vice President of Urban Shopping Centers Inc., a Maryland corporation, a general partner of Urban Shopping Centers, L.P., an Illinois limited partnership which is a general partner of Water Tower Joint Venture, an Illinois general partnership, which executed the within instrument and known to me to be the person who executed the within instrument, and such person acknowledged to me that he executed said instrument as his free and voluntary act and the free and voluntary act of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              Signature
                                       ---------------------------------



(Seal)

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On this _____________ day of February, 1997, before me, the undersigned, a Notary Public in and for said State, duly commissioned and sworn, personally appeared Stuart C. Katz, known to me (or proved to me on the basis of satisfactory evidence) to be a Vice President of 835 Michigan Corp., an Illinois corporation, a general partner of 835 Michigan L.P., an Illinois limited partnership which is a general partner of Water Tower Joint Venture, an Illinois general partnership, which executed the within instrument and known to me to be the person who executed the within instrument on behalf of said corporation, and such person acknowledged to me that he executed said instrument as his free and voluntary act and the free and voluntary act of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                         Signature
                                  ---------------------------------------



(Seal)

                            EXHIBIT A


                  LEGAL DESCRIPTION OF PROPERTY
                  -----------------------------

PARCEL 1:

LOT 1, IN MARBAN RESUBDIVISION OF A PART OF BLOCK 20 IN CANAL TRUSTEE'S SUBDIVISION OF THE SOUTH FRACTIONAL 1/4 OF SECTION 3, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 30, 1975 AS DOCUMENT NUMBER 23339677 AND FILED WITH THE REGISTRAR OF TITLES ON DECEMBER 30, 1975 AS DOCUMENT NUMBER LR2848886.

PARCEL 2:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS RESERVED IN DEED FROM LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 10, 1970 AND KNOWN AS TRUST NUMBER 40940, TO KELVYN H. LAWRENCE, DATED MARCH 24, 1976, AND RECORDED MARCH 29, 1976 AS DOCUMENT NUMBER 23432348 AND FILED WITH THE REGISTRAR OF TITLES ON MARCH 29, 1976 AS DOCUMENT NUMBER LR2861198.

PARCEL 3:

EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS DESCRIBED BY THE DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS ENTERED INTO AS OF APRIL 27, 1992, RECORDED MAY 1, 1992, AS DOCUMENT NUMBER 92299492 BY LASALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 10, 1970 AND KNOWN AS TRUST NUMBER 40940 OVER, UPON AND ACROSS THE FOLLOWING:

LOTS 2 AND 3, AND LOTS 19 THROUGH 29, BOTH INCLUSIVE, IN MARBAN RESUBDIVISION, BEING A SUBDIVISION OF A PART OF BLOCK 30 IN CANAL TRUSTEES' SUBDIVISION OF THE SOUTH FRACTIONAL 1/4 OF SECTION 3, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                                                        EXHIBIT B


                      PERMITTED EXCEPTIONS
                      --------------------

     (a) the right reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Property or any part thereof or interest therein or under zoning laws and use regulations;

     (b) any (i) liens for Impositions and any other taxes, assessments or charges, (ii) liens of mechanics, materialmen, suppliers, vendors or other Persons for work or services performed or materials furnished in connection with the Property and (iii) liens or charges arising from the imposition of any Legal Requirement, in each case which are not due and payable in accordance with the terms of this Mortgage or the amount, validity or application of which is being contested at the time by appropriate legal, administrative or other proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any interest therein to satisfy the same, provided that the Beneficiary shall have complied with Section 12 dealing with the contest of any Imposition, lien, tax, assessment, charge or Legal Requirement;

     (c)  the lien hereof and any rights granted hereby or thereby;

     (d) any Subordinate Mortgage or any other mortgage given in accordance with Section 19.2 of the Mortgage (the rights of the holders of which shall be expressly subject and subordinate to the lien hereof and the rights of the Mortgagee under this Mortgage in accordance with the subordination provisions set forth in Exhibit C);

     (e) the Condominium Deed, the Operating Agreement and the Declaration of Easements;

     (f) the state of facts shown on the survey of the Property by Exzakt Survey Co., Inc. dated December 17, 1984;

     (g) covenants, restrictions, easements and other matters set forth in the mortgage title insurance policy issued to the Mortgagee on the date hereof;

     (h) rights of Tenants under any Leases existing on the date hereof or entered into in accordance with the provisions of this Mortgage, and any memoranda of any of them;

     (i) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Beneficiary at the time shall be prosecuting an appeal or proceedings for review in good faith and in respect of which a stay of execution shall have been obtained pending such appeal or review, or which are fully covered by insurance (except to the extent of usual and customary deductibles); and

     (j) modified or additional easements, rights of way, restrictive covenants or similar agreements allowed by Section 3.2(c) of this Mortgage.

                                                        EXHIBIT C

             SUBORDINATION PROVISIONS FOR PERMITTED
                      SUBORDINATE MORTGAGES
              -------------------------------------

          Each Subordinate Mortgage shall provide that so long as this Mortgage (and any refinancing of this Mortgage in any amount, including an amount in excess of the amount secured by this Mortgage) remains unreleased and unsatisfied of record:

            (i) the lien of each Subordinate Mortgage and all of the rights of the holder thereof shall be expressly subordinate to this Mortgage and the other Security Documents as the same may be modified or extended from time to time (and any refinancing of this Mortgage), in all respects and circumstances, and no payment shall be made pursuant to the terms of such Subordinate Mortgage while there exists a Default in the payment of any monetary obligation or an Event of Default hereunder or under any refinancing of this Mortgage, and any payment so made while a Default in the payment of any monetary obligation or an Event of Default exists hereunder or under any refinancing of this Mortgage shall be received in trust by the holder(s) of such Subordinate Mortgage for, and shall be paid immediately by such holder(s) to, the Mortgagee;

           (ii) the mortgagor and mortgagee under such Subordinate Mortgage expressly waive any equitable rights to marshalling of assets or proration of security interest and any rights of redemption, which waiver by its terms shall be binding on all transferees;

          (iii) the mortgagee under such Subordinate Mortgage shall not acquire any lien or security interest, by subrogation or otherwise, equal to or prior in right to the interest under the lien of this Mortgage or any other Security Documents or of any refinancing of this Mortgage on any portion of the Property;

           (iv) the mortgagee under such Subordinate Mortgage shall furnish the Mortgagee simultaneously with a copy of any notice of any default given to the mortgagor thereunder or with prompt notice of any default under a Subordinate Mortgage which does not provide for notices of default, and shall furnish the Mortgagee with ten Business Days' prior written notice before exercising any remedies in the event of a default thereunder with respect to the Property provided in the Subordinate Mortgage;

            (v) the Subordinate Mortgage shall provide that the lien thereof shall be subordinate to all Leases and that the mortgagee under such Subordinate Mortgage, by acceptance thereof, thereby elects, and agrees for the benefit of the Mortgagee, (a) to make every Lease superior to the lien of such Subordinate Mortgage, (b) to execute, deliver and record any and all instruments necessary to effect such election and subordination of the Subordinate Mortgage and (e) not to name any Tenant under any Lease in any proceeding for the foreclosure of such Subordinate Mortgage;

           (vi) the mortgagee under such Subordinate Mortgage, upon the request and at the expense of the Mortgagor or the Beneficiary shall execute, acknowledge and deliver to the Mortgagee (and any holder of a refinancing mortgage) such instruments as the Mortgagee (and any holder of a refinancing mortgage) may reasonably request for the better assuring to the Mortgagee (and the holder of a refinancing mortgage) of the benefits of these subordination provisions; and

          (vii) with respect only to a Subordinate Mortgage securing indebtedness permitted in accordance with Section 19.2(vi) hereof, none of the terms, covenants and conditions under such Subordinate Mortgage shall be less favorable in any material respect to the Mortgagor than the terms, covenants and conditions of this Mortgage provided that (x) the stated interest rate on the obligation secured by such Subordinate Mortgage may be higher than the stated interest rate on the Notes and
     (y) the repayment terms of such Subordinate Mortgage shall require that the principal amount of such obligation be repaid from excess Cash Flow prior to any distributions to the Beneficiary or any General Partner (other than for income taxes) and prior to the payment of interest on or principal of indebtedness incurred under Section 19.2(v).

          Each Subordinate Mortgage may state, however, that the subordination provisions in such mortgage shall not impair any recourse obligations of the mortgagor under such mortgage or any recourse guarantee of such mortgagor's obligations under any note or other instrument evidencing the indebtedness secured by such mortgage, provided, however, that the terms of any guarantee by a General Partner or other Affiliate of the Beneficiary shall, in the opinion of an independent counsel, not give rise to the risk that either the Mortgagor or Beneficiary will be substantively consolidated with any entity.

                                                        EXHIBIT D

                     INSURANCE REQUIREMENTS
                     ----------------------

          (a) Insurance with respect to the Improvements and the Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent the Mortgagor from becoming co- insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an appraiser selected and paid by the Beneficiary (unless reasonably disapproved by the Mortgagee) and in no event less than the coverage required pursuant to the Condominium Deed or the Declaration of Easements;

          (b) Comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operating, maintenance or condition of the Property in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property and in no event less than the coverage required pursuant to the Condominium Deed or the Declaration of Easements;

          (c) Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor), with respect to any work on or about the Property;

          (d) Business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds for a period not less than two year of loss, the term "rental value" to mean the sum of (A) the total rentals-payable under the Leases and (B) the total amount of all other amounts to be received by the Mortgagor, the Beneficiary or third parties which are the legal obligation of the Tenants, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non- occupancy of that portion of the Property then not being occupied;

          (e) Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property;

          (f) If the Property is located within a federally designated flood hazard zone, flood insurance if generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties (provided, however, that if Beneficiary believes that it in no longer obligated to maintain flood insurance pursuant to this provision, the Beneficiary shall notify the Mortgagee of such circumstance and Mortgagee shall have the opportunity to contest by appropriate legal or mutually agreeable arbitration proceedings whether or not the Beneficiary's obligation remains in effect in light of the criteria set forth in this provision); and

          (g) Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property.

                                                        EXHIBIT E
                           ASSUMPTION
                           ----------

          THE UNDERSIGNED, _______________, has acquired the "Property" which is the subject of that certain "MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING" (the "Mortgage"), dated as of _____________, 1992, executed by LaSalle National Trust, N.A., a national banking association not personally but as trustee (under Trust Agreement dated June 10, 1970 and known as Trust No. 409401, as Mortgagor, and Water Tower Joint Venture, as Beneficiary, to Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., as Mortgagee, said Mortgage constituting a first lien encumbrance on certain real and personal property constituting a part of the property commonly known as Water Tower Place, Chicago, Illinois.

          In accordance with the requirements of Section 19.1 of the Mortgage, the undersigned hereby assumes all of the duties and obligations and covenants of the Beneficiary under or pursuant to the Mortgage including those in Sections 3.3 and 3.4, subject, however, to the provisions of Article 38 of the Mortgage.

          IN WITNESS WHEREOF, the undersigned has executed this Assumption as of the ________ day of _______________ , 19__.



                              -------------------------------------------


                              By:
                                 ----------------------------------------
                                 Name:
                                 Title:


            [ADD APPROPRIATE FORM OF ACKNOWLEDGEMENT]